UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
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FORM 8-K
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CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 12, 2019
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METHODE ELECTRONICS, INC.
(Exact name of registrant as specified in its charter)

Delaware	0-2816	36-2090085
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

8750 West Bryn Mawr Avenue, Chicago, Illinois 60631
(Address of principal executive offices) (Zip Code)
Registrant’s telephone number, including area code: (708) 867-6777
Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.50 par value	MEI	New York Stock Exchange

Indicate by checkmark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging Growth Company    ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.07	Submission of Matters to a Vote of Security Holders
At the Annual Meeting, Methode's shareholders voted on proposals to (i) elect eight (8) directors to hold office until the next annual meeting of shareholders or until their successors are elected and qualified; (ii) ratify the Audit Committee's selection of Ernst & Young LLP to serve as the Company's independent registered public accounting firm for the fiscal year ending May 2, 2020 and (iii) cast an advisory vote on executive compensation. The voting results for each proposal were as follows:

1	Election of Directors:

Director	For	Against	Abstain	Broker Non-Votes
Walter J. Aspatore	30,963,024	1,550,983	9,328	1,956,248
Brian J. Cadwallader	31,550,485	959,115	13,735	1,956,248
Bruce K. Crowther	31,948,438	560,761	14,136	1,956,248
Dr. Darren M. Dawson	30,817,559	1,692,039	13,737	1,956,248
Donald W. Duda	31,679,380	829,606	14,349	1,956,248
Isabelle C. Goossen	30,759,274	1,750,709	13,352	1,956,248
Mark D. Schwabero	31,949,332	559,766	14,237	1,956,248
Lawrence B. Skatoff	30,743,568	1,770,745	9,022	1,956,248

2	Ratification of the selection of Ernst & Young LLP:

For	Against	Abstain	Broker Non-Votes
33,176,933	1,100,478	202,172	—

3	Advisory approval of Methode's named executive officer compensation:

For	Against	Abstain	Broker Non-Votes
31,024,894	926,705	571,736	1,956,248

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date:	September 13, 2019	METHODE ELECTRONICS, INC. By: /s/ Ronald L.G. Tsoumas Ronald L.G. Tsoumas Chief Financial Officer